GRANT THORNTON







May 16, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:   Fortune Natural Resources Corporation
      File No. 1-12334


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Fortune Natural Resources Corporation dated May 16, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/ Grant Thornton LLP
----------------------------
Grant Thornton LLP




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